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                                                         EXHIBIT 99.11



                     CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of G.T. Global Growth Series:

      GT Global America Mid Cap Growth Fund
      GT Global Europe Growth Fund
      GT Global International Growth Fund
      GT Global Japan Growth Fund
      GT Global New Pacific Growth Fund
      GT Global Worldwide Growth Fund
      GT Global America Small Cap Growth Fund
      GT Global America Value Fund

We consent to the inclusion in Post Effective Amendment No. 40 to the Registration Statement of G.T. Global Growth Series on Form N-1A
(File No. 811-2699) of our reports dated February 14, 1997 on our audits of the financial statements and financial highlights of the above referenced funds which is included in the Annual Reports to Shareholders for the year ended December 31, 1996 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Independent Accountants."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -----------------------------
                                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 29, 1997